July 10, 2006

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Earthworks Entertainment, Inc.
Item 4.02 Form 8-K

To Whom It May Concern:

We have read and agree with the statements under Item 4.02 of the Form 8-K report dated June 30, 2006.

Very truly yours,

/s/ Rosenberg Rich Baker Berman & Co.

Rosenberg Rich Baker Berman & Co.